Exhibit 99.01

Keynote Reports Fiscal Third Quarter 2008 Results

  Total Revenue of $20.5 Million Increased 17.9%, Compared to Fiscal Third Quarter 2007
  GAAP Loss Per Share Was $0.03, Compared to GAAP Loss Per Share of $0.09 in Fiscal Third Quarter 2007
  Non-GAAP EPS Was $0.09, Compared to Non-GAAP EPS of $0.07 in the Fiscal Third Quarter 2007
  Results Exceeded Company’s Revenue and Non-GAAP Earnings Guidance and Met GAAP Earnings Guidance

SAN MATEO, Calif.--(BUSINESS WIRE)--Keynote Systems (Nasdaq:KEYN), the global leader in on-demand mobile and Internet test & measurement solutions for continuously improving the online experience, reported financial results for its fiscal third quarter ended June 30, 2008.

Umang Gupta, chairman and CEO of Keynote, said: “During the quarter, we reported revenue of $20.5 million, achieving the highest quarterly level in the company’s 13-year history. Our mobile business grew 81 percent, compared to third quarter 2007, and reached a record of $8.3 million in revenue.”

“Equally noteworthy, the Internet test and measurement (ITM) migration from single-page, single-device measurements reached our stated goal of 10 percent of ITM subscription revenue a quarter ahead of plan. As such, we anticipate any future declines in this legacy product line should have only a modest impact on our overall revenue growth. Our Internet revenue in combination with strong mobile revenue growth is expected to result in approximately 12 percent total revenue growth in fiscal 2008 revenues when compared to 2007,” concluded Gupta.

Third Quarter 2008 Financial Summary

Revenue for the third quarter of fiscal year 2008 was $20.5 million including $74,000 from the Zandan products and services resulting from the acquisition in April. Total revenue increased from $17.6 million in the second quarter of fiscal year 2008 and increased from $17.4 million in the third quarter of fiscal year 2007. Net loss for the third quarter of fiscal year 2008 was $407,000, or $0.03 per share, reflecting both top-line growth and better operating efficiencies. The net loss included $1.1 million in stock-based compensation expenses, an $849,000 charge for amortization of intangible assets, and a $140,000 charge for estimated income tax expense required under generally accepted accounting principles (GAAP). This compared to a net loss of $1.3 million, or $0.08 per share, for the second quarter of 2008, which included $1.2 million in stock-based compensation expenses, a $753,000 charge for amortization of intangible assets, and a $45,000 charge for estimated income tax expense. Net loss for the third quarter of 2007 was $1.5 million, or $0.09 per share, which included $1.1 million in stock-based compensation expenses, a $713,000 charge for amortization of intangible assets, and a $1.3 million charge for income taxes.

The non-GAAP net income for third quarter of 2008 was $1.3 million, or $0.09 per diluted share, compared to $496,000, or $0.03 per diluted share, for the second quarter of 2008, and $1.3 million, or $0.07 per diluted share, for the third quarter of 2007. The company defines non-GAAP net income as net income adjusted for provision for income tax, stock-based compensation expense, and amortization of purchased intangibles less cash tax expense. Non-GAAP net income per share equals non-GAAP net income divided by the weighted diluted share count as of the period end.

Cash Flow and Deferred Revenue Summary

In the third quarter of 2008, cash provided by operating activities was $2.1 million, which was negatively impacted by approximately $900,000 for payments of assumed liabilities that were incurred as part of the acquisition. This is compared to $2.5 million in the prior quarter and $5.9 million in the third quarter of 2007. Cash used for purchases of property, equipment and software totaled $1.6 million for the third quarter of 2008, compared to $1.0 million in the prior quarter and $2.1 million for the same period last year. Keynote generated free cash flow, defined as cash flow from operations less cash used for purchases of property, equipment, and software, of $482,000 for the quarter, compared to $1.5 million in the prior quarter and $3.8 million for the same period last year. At June 30, 2008, Keynote had $53.9 million in total cash, cash equivalents and short-term investments.

Keynote’s net deferred revenue was $24.2 million at June 30, 2008, compared to $24.1 million at June 30, 2007. Keynote’s gross deferred revenue, defined as the sum of net deferred revenue and unpaid deferred revenue, was $29.5 million at June 30, 2008 and up 5.8 percent from $27.9 million at June 30, 2007.

The total shares outstanding, net of treasury shares, at June 30, 2008 was 13.8 million, compared to 17.9 million at June 30, 2007.

Operational Metrics Summary

As of June 30, 2008, Keynote’s total worldwide customer base was approximately 2,800 companies. Keynote currently provides its services to 52 percent of the comScore Media Metrix’s top 50 Web sites and approximately 45 percent of the Fortune 100 companies. As of June 30, 2008, Keynote measured approximately 13,900 Internet pages, as compared to 11,100 Internet pages in the same quarter a year ago.

Expectations for the Fourth Quarter of Fiscal Year 2008

The statements in this section of this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Keynote currently expects the following for the fourth fiscal quarter ending September 30, 2008:

  Total revenue is expected to be between $20.3 million and $20.7 million.
  GAAP earnings per share are expected to be between ($0.02) and $0.02.
  Non-GAAP earnings per share are expected to be between $0.09 and $0.13.

The above guidance was based on the following assumptions. Total stock-based compensation expense and amortization of intangible assets is currently expected to be approximately $2.0 million. Depreciation is expected to be approximately $1.5 million. Interest income, net is expected to be approximately $500,000, assuming no material changes in interest rates and currently planned uses of cash. Cash paid for income taxes is expected to be approximately $500,000, assuming no changes in required tax payments. Basic weighted average shares outstanding are expected to be approximately 14.1 million shares and diluted weighted average shares outstanding are expected to be approximately 14.6 million shares, assuming no additional issuances of equity or equity-related securities and significant changes in the company’s stock price.

Conference Call

Keynote will host a conference call and simultaneous webcast at 2:00 pm (PDT) today, July 29, 2008. To access the call in the U.S., please dial (866) 271-6228; international callers please dial (706) 679-4457, approximately 10 minutes prior to the start of the conference call. The webcast of the call will be available at the investor section of the company’s web site at www.keynote.com. The replay will be available after the call by telephone by dialing (800) 642-1687 in the U.S. and (706) 645-9291 internationally; the pass code is # 55216017. The webcast is at the investor section of the company’s web site at www.keynote.com.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding the Company or management’s intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations.

Forward-looking statements in this release include, but are not limited to, forecasts concerning Keynote’s expected revenue, GAAP and Non-GAAP earnings per share, and the related underlying assumptions in calculating those amounts, future acquisitions and other future financial results. It is important to note that actual outcomes and Keynote’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as Keynote’s ability to successfully market and sell its current services to new or existing customers, Keynote’s ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote’s various services fluctuates and the extent to which revenue from other service lines can increase, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, Keynote’s ability to attract and retain new customers, Keynote’s ability to operate SIGOS and its other international operations and manage related costs successfully, Keynote’s ability to retain key employees, pricing pressure with respect to Keynote’s services, Keynote’s ability to increase sales of its other services, and the risk that its prior organizational changes will not result in improved results, unforeseen expenses, competition in Keynote’s markets, costs associated with the Zandan acquisition or any future acquisitions, the effect of acquisitions by competitors in Keynote’s target markets, Keynote’s ability to keep pace with changes in the mobile and Internet infrastructure as well as other technological changes, and the success of Keynote’s international operations. Readers should also refer to the risks outlined in Keynote’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2007, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

Non-GAAP Measures

This press release includes information on Non-GAAP net income, non-GAAP net earnings per share, free cash flow and gross deferred revenues. These measures are not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. Non-GAAP net income is calculated by adjusting GAAP net income for provision for income taxes less cash tax expense, stock-based compensation expense and amortization of purchased intangibles. Non-GAAP earnings per share are calculated by dividing Non-GAAP net income by the weighted average number of diluted shares outstanding for the period. Free cash flow is defined as cash flow from operations less cash used for purchases of property, equipment, and software. Gross deferred revenue is defined as the sum of net deferred revenue and unpaid deferred revenue. These measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and because these amounts are not determined in accordance with GAAP, they should not be used exclusively in evaluating its business and operations. Because the Company has made a number of acquisitions in the past, as well as because of the effect of SFAS 123(R), the Company’s financial statements have changed significantly from prior periods. Accordingly, the Company believes that this non-GAAP information is useful as an additional means for investors to evaluate the Company’s operating performance, when reviewed in conjunction with the Company’s GAAP financial statements. Management also reviews this information as an additional means for measuring the performance of the Company. The Company compensates for these limitations by realizing that these amounts are not determined in accordance with GAAP and therefore, should not be used exclusively in evaluating its business and operations.

About Keynote

Keynote Systems (Nasdaq “KEYN”) is the global leader in on-demand test & measurement solutions for continuously improving the online experience. As an independent and trusted third-party, Keynote provides IT and marketing executives with an unbiased view into their Internet services from around the world. For over a decade, Keynote has been providing measurement data and testing capabilities that allow companies to understand and improve their customer’s online and mobile experience. Keynote has four test and measurement businesses: Web performance, mobile quality, streaming & VoIP, and customer experience/UX. In addition, Keynote’s industry analysis group called Keynote Competitive Research publishes proprietary studies measuring customer experience and service levels across a wide range of industries.

Known as The Mobile and Internet Performance Authority™, Keynote has a market-leading infrastructure of 2,500 measurement computers and mobile devices in over 240 locations around the world. Keynote also maintains one of the most representative panels of online users consisting of 160,000 consumers. Keynote’s on-demand, hassle-free infrastructure allows businesses to access services they need, when they need them to pinpoint and fix mobile quality and Internet problems before they impact customers.

Keynote helps over 2,800 corporate customers become “the best of the best” by helping them improve online business performance and mobile communications quality. Keynote’s customers represent top Internet and mobile companies including American Express, BP, Caterpillar, Dell, Disney, eBay, E*TRADE, Expedia, Microsoft, SonyEricsson, Sprint, T-Mobile, Verizon and Vodafone.

Keynote Systems, Inc. is headquartered in San Mateo, California and can be reached at www.keynote.com or by phone in the U.S. at (650) 403-2400.

Keynote, The Internet Performance Authority, Perspective and Customer Experience Rankings are registered trademarks and The Mobile and Internet Performance Authority and True Experience are trademarks of Keynote Systems, Inc. Other trademarks are the property of their respective owners. © 2008 Keynote Systems, Inc.

Keynote Systems, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended			Nine months ended
	Jun 30	Mar 31	Jun 30	Jun 30	Jun 30
	2008	2008	2007	2008	2007
Net revenue:
Subscription services	$11,441	$11,092	$10,881	$33,405	$32,121
Ratable licenses	6,426	4,605	3,443	15,033	8,852
Professional services	2,631	1,937	3,063	7,414	8,943
Total revenue, net	20,498	17,634	17,387	55,852	49,916

Costs and expenses:
Costs of revenue:
Direct costs of subscription services	2,235	2,225	2,175	6,571	6,343
Direct costs of ratable licenses	1,526	1,111	1,456	4,240	3,269
Direct costs of professional services	1,762	1,794	1,947	5,361	6,277
Operations	2,270	2,024	1,853	6,297	5,643
Development	3,232	3,160	2,950	9,525	8,699
Amortization of intangible assets - software	281	211	191	697	561
Total costs of revenue	11,306	10,525	10,572	32,691	30,792
Sales and marketing	6,697	6,529	5,243	18,993	14,909
General and administrative	2,834	2,501	2,490	7,822	7,247
Excess occupancy income, net	(297)	(309)	(33)	(887)	(81)
Amortization of intangible assets - other	568	542	522	1,647	1,671
Total costs and expenses	21,108	19,788	18,794	60,266	54,538

Loss from operations	(610)	(2,154)	(1,407)	(4,414)	(4,622)

Interest income and other, net	343	881	1,168	2,374	3,438

Loss before provision for income taxes	(267)	(1,273)	(239)	(2,040)	(1,184)

Provision for income taxes	(140)	(45)	(1,294)	(429)	(55)

Net loss	$(407)	$(1,318)	$(1,533)	$(2,469)	$(1,239)

Net loss per share:
Basic	$(0.03)	$(0.08)	$(0.09)	$(0.15)	$(0.07)
Diluted	$(0.03)	$(0.08)	$(0.09)	$(0.15)	$(0.07)

Weighted average common shares outstanding:
Basic	13,747	16,130	17,662	16,039	17,353
Diluted	13,747	16,130	17,662	16,039	17,353

Keynote Systems, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2008	September 30, 2007

Assets
Current assets:
Cash and cash equivalents	$49,648	$42,875
Short-term investments	4,291	65,060
Total cash, cash equivalents and short-term investments	53,939	107,935
Accounts receivable	7,310	5,988
Prepaids, deferred costs and other current assets	3,834	2,703
Inventories	1,242	1,059
Deferred tax assets	4,064	3,922
Total current assets	70,389	121,607

Deferred costs and other assets	1,765	1,301
Property and equipment, net	36,167	35,480
Goodwill	69,559	63,129
Identifiable intangible assets, net	7,028	7,963
Deferred tax assets	604	-

Total assets	$185,512	$229,480

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,614	$2,285
Accrued expenses	14,863	11,656
Current portion of capital lease obligation	16	24
Current portion of notes payable	287	-
Deferred revenue	23,086	19,824
Total current liabilities	39,866	33,789

Long-term portion of capital lease obligation	23	31
Deferred rent and other long term liabilities	2,043	292
Long-term deferred revenue	1,083	2,136
Long-term deferred tax liability	1,503	2,347
Total liabilities	44,518	38,595

Stockholders' equity:
Common stock	14	18
Treasury stock	-	(1,151)
Additional paid-in capital	271,558	325,525
Accumulated deficit	(142,576)	(140,188)
Accumulated other comprehensive income	11,998	6,681

Total stockholders' equity	140,994	190,885

Total liabilities and stockholders' equity	$185,512	$229,480

Keynote Systems, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended		Nine months ended
	Jun 30	Jun 30	Jun 30	Jun 30
	2008	2007	2008	2007

Cash flows from operating activities:
Net loss	$(407)	$(1,533)	$(2,469)	$(1,239)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,249	1,132	3,808	3,311
Stock-based compensation	1,126	1,127	3,386	3,051
Charges to bad debt and billing adjustment reserves	51	48	149	196
Amortization (accretion) of debt investment premium (discount)	14	(629)	(423)	(983)
Amortization of identifiable intangible assets	849	713	2,344	2,232
Deferred tax benefit	-	1,062	-	175
Changes in operating assets and liabilities, net	(798)	3,963	(1,854)	10,667
Net cash provided by operating activities	2,084	5,883	4,941	17,410

Cash flows from investing activities:
Purchase of property, equipment and software	(1,602)	(2,073)	(3,987)	(4,160)
Purchase of businesses and assets, net	(1,202)	-	(1,202)	(307)
Earnout payment for acquisition of business	-	-	-	(10,587)
Sales (purchases) of short-term investments, net	13,184	(14,163)	61,159	(18,097)
Net cash provided by (used in) investing activities	10,380	(16,236)	55,970	(33,151)

Cash flows from financing activities:
Payment of capital lease obligations	(6)	(4)	(21)	(27)
Repurchase of outstanding common stock	(1,099)	-	(60,070)	-
Proceeds from issuance of common stock and exercise of stock options	785	5,206	3,857	8,497
Net cash provided by (used in) financing activities	(320)	5,202	(56,234)	8,470

Effect of exchange rate changes on cash and cash equivalents	(72)	121	2,096	320

Net decrease in cash and cash equivalents	12,072	(5,030)	6,773	(6,951)
Cash and cash equivalents at beginning of the period	37,576	43,741	42,875	45,662

Cash and cash equivalents at end of the period (1)	$49,648	$38,711	$49,648	$38,711

(1) Excludes $4.3 million and $64.4 million of short-term investments at June 30, 2008 and June 30, 2007, respectively.

Keynote Systems, Inc. and Subsidiaries
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share data)
(Unaudited)

	Three months ended			Nine months ended
	Jun 30	Mar 31	Jun 30	Jun 30	Jun 30
	2008	2008	2007	2008	2007
Revenue categories:

Internet Subscriptions	$8,908	$8,881	$9,129	$26,666	$27,053
Internet Engagements	1,374	1,019	1,720	3,989	4,550
Subtotal Internet Revenue	10,282	9,900	10,849	30,655	31,603

Mobile Subscriptions	1,912	1,654	1,158	4,906	3,268
Mobile Ratable Licenses	6,426	4,605	3,443	15,033	8,852
Subtotal Mobile Revenue	8,338	6,259	4,601	19,939	12,120

CEM Subscriptions	621	557	593	1,833	1,800
CEM Engagements	1,257	918	1,344	3,425	4,393
Subtotal CEM Revenue	1,878	1,475	1,937	5,258	6,193
Total Revenue, Net	$20,498	$17,634	$17,387	$55,852	$49,916

Non-GAAP net income (loss) and income (loss) per share:

GAAP net loss	$(407)	$(1,318)	$(1,533)	$(2,469)	$(1,239)
Provision for income taxes	140	45	1,294	429	55
Stock-based compensation (a)	1,126	1,160	1,127	3,386	3,051
Amortization of intangible assets - other	568	542	522	1,647	1,671
Amortization of intangible assets - software	281	211	191	697	561
Non GAAP income before income tax	1,708	640	1,601	3,690	4,099
Cash tax expense	404	144	295	770	881
Non GAAP net income	$1,304	$496	$1,306	$2,920	$3,218

Weighted average common shares outstanding (diluted):	14,238	16,459	18,800	16,594	18,156
Non GAAP income per share	$0.09	$0.03	$0.07	$0.18	$0.18

(a) Stock-based compensation by category:
Direct costs of ratable licenses	$68	$66	$64	$183	$145
Direct costs of professional services	108	124	99	347	363
Operations	158	178	148	481	438
Development	237	274	265	741	684
Sales and marketing	393	413	356	1,133	952
General and administrative	162	105	195	501	469
	$1,126	$1,160	$1,127	$3,386	$3,051

Keynote Systems, Inc. and Subsidiaries
REVENUE DETAIL
(In thousands)
(Unaudited)

	Three months ended				Year ended
	Dec 31	March 31	June 30	Sept 30	Sept 30

FY 2008

Internet Subscriptions	$8,877	$8,881	$8,908	$-	$26,666
Internet Engagements	1,596	1,019	1,374	-	3,989
Subtotal Internet Revenue	10,473	9,900	10,282	-	30,655

Mobile Subscriptions	1,340	1,654	1,912	-	4,906
Mobile Ratable Licenses	4,002	4,605	6,426	-	15,033
Subtotal Mobile Revenue	5,342	6,259	8,338	-	19,939

CEM Subscriptions	655	557	621	-	1,833
CEM Engagements	1,250	918	1,257	-	3,425
Subtotal CEM Revenue	1,905	1,475	1,878	-	5,258
Total Revenue, Net	$17,720	$17,634	$20,498	$-	$55,852

FY 2007

Internet Subscriptions	$8,884	$9,040	$9,129	$8,858	$35,911
Internet Engagements	1,497	1,333	1,720	1,426	5,976
Subtotal Internet Revenue	10,381	10,373	10,849	10,284	41,887

Mobile Subscriptions	997	1,113	1,158	1,080	4,348
Mobile Ratable Licenses	2,206	3,203	3,443	4,368	13,220
Subtotal Mobile Revenue	3,203	4,316	4,601	5,448	17,568

CEM Subscriptions	626	580	593	603	2,402
CEM Engagements	1,605	1,445	1,344	1,503	5,897
Subtotal CEM Revenue	2,231	2,025	1,937	2,106	8,299
Total Revenue, Net	$15,815	$16,714	$17,387	$17,838	$67,754

FY 2006

Internet Subscriptions	$8,782	$8,876	$8,909	$9,096	$35,663
Internet Engagements	1,127	905	714	1,103	3,849
Subtotal Internet Revenue	9,909	9,781	9,623	10,199	39,512

Mobile Subscriptions	539	488	855	962	2,844
Mobile Ratable Licenses	-	-	1,094	1,447	2,541
Subtotal Mobile Revenue	539	488	1,949	2,409	5,385

CEM Subscriptions	499	583	590	647	2,319
CEM Engagements	2,769	1,887	1,705	1,931	8,292
Subtotal CEM Revenue	3,268	2,470	2,295	2,578	10,611
Total Revenue, Net	$13,716	$12,739	$13,867	$15,186	$55,508

FY 2005

Internet Subscriptions	$8,625	$8,783	$9,160	$8,883	$35,451
Internet Engagements	822	1,082	881	1,026	3,811
Subtotal Internet Revenue	9,447	9,865	10,041	9,909	39,262

Mobile Subscriptions	803	338	442	585	2,168

CEM Subscriptions	595	531	441	432	1,999
CEM Engagements	2,743	2,431	2,541	2,548	10,263
Subtotal CEM Revenue	3,338	2,962	2,982	2,980	12,262
Total Revenue, Net	$13,588	$13,165	$13,465	$13,474	$53,692

Keynote Systems, Inc. and Subsidiaries
DEFERRED REVENUE
(In thousands)
(Unaudited)

	June 30, 2008	March 31, 2008	June 30, 2007

Deferred revenue, net
Domestic	$6,300	$6,818	$9,609
International	17,869	18,409	14,540
Total	$24,169	$25,227	$24,149

Add back: unpaid deferred revenue
Domestic	$2,288	$2,276	$799
International	3,054	4,043	2,933
Total	$5,342	$6,319	$3,732

Deferred revenue, gross
Domestic	$8,588	$9,094	$10,408
International	20,923	22,452	17,473
Total	$29,511	$31,546	$27,881

CONTACT:
Keynote Systems, Inc.
Dan Berkowitz, 650-403-3305 (Public Relations)
dberkowitz@keynote.com
or
For Keynote Systems, Inc.
Kirsten Chapman, 415-433-3777 (Investor Relations)
kchapman@lhai.com